UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 26, 2026

Northpointe Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Michigan	No. 001-42517	38-3413392
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Deposit Drive Northeast Grand Rapids, Michigan	49546
(Address of principal executive offices)	(Zip Code)

(616) 940-9400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	NPB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01 Other Events

On October 26, 2026, Northpointe Bancshares, Inc. (NYSE: NPB) (the "Company"), the holding company of Northpointe Bank, issued a press release announcing that its Board of Directors has authorized and approved a stock repurchase program for up to $30 million of the currently outstanding shares of the Company’s common stock over a period of 12 months. The stock repurchase program began on October 22, 2026 and will end on October 22, 2027. The repurchases will be made in compliance with all Securities and Exchange Commission rules, including Rule 10b-18, and other legal requirements and may be made in part under Rule 10b5-1 plans, which permits stock repurchases when the Company might otherwise be precluded from doing so. Repurchases can be made from time-to-time in the open market or through privately negotiated transactions depending on market and/or other conditions. The repurchase program may be modified, suspended or discontinued at any time.

A copy of the press release announcing this appointment is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits
(d)        Exhibits

Exhibit No.	Description

99.1	Press Release, dated October 26, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHPOINTE BANCSHARES, INC.

Date: October 26, 2026	By:	/s/ Bradley T. Howes
Bradley T. Howes
Executive Vice President and Chief Financial Officer